UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 16, 2012

POLY SHIELD TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-33309	33-0953557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

428 Plaza Real, Suite 419 Boca Raton, FL		33432
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		1-800-648-4287

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 16, 2012, Poly Shield Technologies Inc. (the “Company”) entered into an amendment agreement (the “Amendment Agreement”) with Acamar Investments Inc. (“Acamar”) to amend the terms of the loan agreement dated April 19, 2012 between the Company and Acamar whereby the Company borrowed $260,000 from Acamar (the “Loan”). Under the terms of the Amendment Agreement, the Company has borrowed an additional $25,000 from Acamar (the “Second Loan”). Both the Loan and the Second Loan are evidenced by promissory notes and the Company is required to repay the Loan and Second Loan and all accrued interest in full on or before April 19, 2013.  In addition, the Company must make monthly interest payments to Acamar at a rate of 3.5% per month, compounded monthly.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description

10.1
Loan Agreement dated April 19, 2012, between Poly Shield Technologies Ltd. and Acamar Investments, Inc. filed as an Exhibit (Exhibit 10.11) to Poly Shield’s Form 8-K (Current Report) filed on April 25, 2012, and incorporated herein by reference.
Filed

10.2
Extension letter dated October 17, 2012, from Acamar Investments, Inc. filed as an Exhibit (Exhibit 10.11) to Poly Shield’s Form 8-K (Current Report) filed on November 6, 2012, and incorporated herein by reference
Filed

10.3	Amendment No. 1 to Loan Agreement and Promissory Note	Included

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Poly Shield Technologies Inc.

	By:	/s/ John da Costa
Name: John da Costa
Title: Chief Financial Officer

Date: December 6, 2012